Exhibit 10.3

EXECUTION VERSION

TERM A LOAN NOTE

$5,500,000	Chicago, Illinois

February 28, 2020

FOR VALUE RECEIVED, the undersigned THE JOINT CORP., a Delaware corporation (herein, together with its successors and assigns, the “Borrower”), hereby promises to pay to JPMORGAN CHASE BANK, N.A. (the “Lender”) or its registered assignees, in lawful money of the United State of America and in immediately available funds, at 10 South Dearborn, Floor L2, Suite IL1-1145, Chicago, Illinois 60603-2300, the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,500,000.00) or, if less, the then unpaid principal amount of all Term A Loans (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below), made by the Lender (or any of its predecessors in interest with respect hereto) to the Borrower pursuant to the Credit Agreement, on the dates and in accordance with terms of Section 2.10 of the Credit Agreement.

The Borrower promises also to pay interest in like currency and funds at 10 South Dearborn, Floor L2, Suite IL1-1145, Chicago, Illinois 60603-2300, on the unpaid principal amount of each Term Loan made by the Lender from the date of such Term A Loan until paid at the rates and at the times provided in the Credit Agreement.

This Term A Loan note (the “Note”) is issued pursuant to the Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, (as amended, restated or otherwise modified and as from time to time in effect, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. This Note is subject to voluntary and mandatory prepayment prior to the Term A Maturity Date, in whole or in part, as provided in Section 2.11 of the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in full in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

[Remainder of page intentionally left blank; signature page follows.]

THE JOINT CORP.

By: /s/ Jake Singleton

Name: Jake Singleton

Title: CFO

[Signature Page to Term Loan Note JPMorgan/The Joint Corp.]